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For:      Encore Medical Corporation                       FOR IMMEDIATE RELEASE
Contact:  Harry L. Zimmerman, Executive
          Vice President - General Counsel
          (512) 832-9500

              ENCORE MEDICAL CORPORATION ACQUIRES KIMBERLY-CLARK
                    LINE OF ORTHOPEDIC SOFT GOODS PRODUCTS

Austin, Texas, July 2, 2001 - Encore Medical Corporation (NASDAQ: ENMC) announced today that it had acquired from Kimberly-Clark Corporation (NYSE:KMB) its line of Orthopedic Soft Goods, Patient Safety Devices, and Pressure Care products. The transaction, the terms of which were not disclosed, was valued at approximately $9 million. Based on the historic sales of these product lines, this transaction will add over $15 million in revenue on an annual basis to Encore.

     These products include the Kallassy(R) Ankle Support, the Sports Supports(R) product line of braces and supports, the Rebound(R) line of consumer orthopedics products, the Secure-All(R) brand of patient safety devices, and the Turtle Neck(R) and 911 First Response(R) safety collars. Kimberly-Clark had acquired the product lines in 1997 when it purchased Tecnol Medical Products.

     "We're very excited about acquiring these quality products," said Kenneth
W. Davidson, Chairman and CEO of Encore Medical. This significantly enhances the breadth of our offerings and allows us to provide an even higher level of service to our customers. It reflects the first step in our previously announced strategy of growth through appropriate acquisitions. Furthermore, this acquisition should be accretive immediately."

     "Encore is an excellent home for these products," said Robert Abernathy, Group President of Kimberly-Clark's health care business. "It has a premier reputation in the orthopedic field, and these product lines will help it expand its offerings." He noted that the sale of these product lines reflected Kimberly-Clark Health Care's primary focus on providing protection-related products.

     Both groups noted a commitment to making the transfer of ownership of these products as seamless as possible so that customers will continue to receive excellent service.
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About Encore Medical Corporation

     Encore Medical Corporation designs, manufactures and markets orthopedic total joint, trauma and spinal implants around the world. It currently sells through a network of independent sales representatives and international distributors. It is known for producing high quality, innovative products and continuing to develop new products to meet the needs of the orthopedic community. It is based in Austin, Texas and currently employs over 100 people. For more information, visit www.encoremed.com.
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About Kimberly-Clark

     Kimberly-Clark Corporation is a leading consumer and medical products company. Its global tissue, personal care and health care brands include:
Huggies, Pull-Ups, Kotex, Depend, Kleenex, Scott, Kimberly-Clark, Safeskin, Tecnol, Kimwipes and WypAll. Other brands well known outside the U. S. include Andrex, Scottex, Page, Popee and Kimbies. Kimberly-Clark also is a major producer of premium business, correspondence and technical papers. The company has manufacturing operations in 41 countries and sells its products in more than 150 countries.

     The Kimberly-Clark Health Care business, headquartered in Roswell, Ga., manufactures and markets surgical drapes, gowns, sterilization wrap and pouches, personal protective apparel and face masks, and patient care products. With the acquisition of Safeskin, Kimberly-Clark added disposable gloves to its product portfolio and now offers head-to-toe protection for health care workers. The company is also a leader in the medical device field with its Ballard Medical lines of closed suction respiratory catheters and oral care systems, multifunction electrodes, enteral feeding tubes, diagnostic tests and a variety of endoscopy and pain management products. For more information, visit www.kchealthcare.com.
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Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, and other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.